Exhibit 99.1

Flowserve Corporation Reports Fourth Quarter and Full Year 2020 Results; Issues 2021 Financial Guidance

  Delivered Reported Fourth Quarter EPS of $0.43 and Adjusted EPS of $0.53
  Generated strong fourth quarter and full-year free cash flow of $185 million and $253 million, respectively
  Flowserve 2.0 transformation efforts limited fourth quarter decremental adjusted margins to 14%
  Commercialized RedRaven, a global IoT offering, to help reduce customer operating costs

DALLAS--(BUSINESS WIRE)--February 23, 2021--Flowserve Corporation (NYSE: FLS), a leading provider of flow control products and services for the global infrastructure markets, today announced its financial results for the fourth quarter and full year ended December 31, 2020.

Fourth Quarter 2020 Highlights (all comparisons to the 2019 fourth quarter, unless otherwise noted)1

  Reported Earnings Per Share (EPS) of $0.43 and Adjusted EPS2 of $0.53
    Reported EPS includes after-tax adjusted items of approximately $12.9 million, including realignment, transformation and below-the-line foreign exchange impacts
  Total bookings were $825.1 million, down 21.6%, or 22.7% on a constant currency basis and up modestly sequentially
    Original equipment bookings were $404.7 million, or 49% of total bookings, down 24.4%, or 25.8% on a constant currency basis
    Aftermarket bookings were $420.4 million, or 51% of total bookings, down 18.7%, or 19.5% on a constant currency basis
  Sales were $985.3 million, down 7.8%, or 8.9% on a constant currency basis
    Original equipment sales were $506.9 million, down 7.1%, or 9.4% on a constant currency basis
    Aftermarket sales were $478.4 million, down 8.4%, or 9.3% on a constant currency basis
  Reported gross and operating margins were 30.0% and 9.7%, respectively
    Adjusted gross and operating margins3 were 30.7% and 11.3%, respectively
  Backlog at December 31, 2020 was $1.9 billion, down 14.0% versus prior year

Full Year 2020 Highlights (all comparisons to full year 2019, unless otherwise noted)

  Reported EPS of $0.89 and Adjusted EPS2 of $1.74
    Reported EPS includes after-tax adjusted items of approximately $111.1 million, including realignment, transformation, below-the-line foreign exchange impacts and certain non-cash impairments
  Total bookings were $3.41 billion, down 19.5%, or 18.9% on a constant currency basis
    Original equipment bookings were $1.62 billion, or 48% of total bookings, down 26.7%, or 26.4% on a constant currency basis
    Aftermarket bookings were $1.79 billion, or 52% of total bookings, down 11.7%, or 10.9% on a constant currency basis
  Sales were $3.73 billion, down 5.4%, or 4.9% on a constant currency basis
    Original equipment sales were $1.90 billion, down 3.1%, or 2.9% on a constant currency basis
    Aftermarket sales were $1.83 billion, down 7.6%, or 6.9% on a constant currency basis
  Reported gross and operating margins of 30.0% and 6.7%, respectively
    Adjusted gross and operating margins3 were 31.2% and 9.8%, respectively

“In a challenging market environment, we delivered solid performance in the fourth quarter including meaningful working capital improvements and free cash flow of $185 million. Additionally, our associates continued to operate safely and efficiently throughout the pandemic to meet the needs of our customers, while also delivering meaningful progress on our transformation program,” said Scott Rowe, Flowserve’s president and chief executive officer. “In light of the ongoing COVID-induced market headwinds over the past year, we accelerated our Flowserve 2.0 transformation cost reduction initiatives and took over $100 million of costs out of the business during 2020. This swift and decisive action and our ongoing operational performance enabled us to limit decremental adjusted operating margins to only 14 percent in the fourth quarter.”

“In 2021 we are returning our focus to the growth and optimization aspects of the Flowserve 2.0 agenda,” added Rowe. “Innovation and new product development are key aspects of our growth strategy, and we expect to build upon the momentum we achieved in 2020, which included 21 commercial launches of new, redesigned or upgraded products. Additionally, this year we further differentiated our product offering by commercializing RedRaven, Flowserve’s IoT offering to optimize our customers’ flow control processes and lower their operating costs.”

2021 Guidance4

Flowserve is providing Reported and Adjusted EPS guidance for 2021, as well as certain other financial metrics, as shown in the table below.

2021 Target Range
Revenues	Down 4.0% to 7.0%
Reported Earnings Per Share	$1.15 - $1.40
Adjusted Earnings Per Share	$1.30 - $1.55
Net interest expense	$55 - $60 million
Adjusted Tax rate	22% to 24%

Flowserve’s 2021 Adjusted EPS target range excludes expected realignment charges of approximately $25 million, as well as the potential impact of below-the-line foreign currency effects and certain other discrete items. In a change of our approach in 2021, Flowserve 2.0 transformation-related expenses of approximately 5 cents per share will now be included in both our reported and adjusted EPS. Additionally, both the Reported and the Adjusted EPS target range includes the expected revenue decrease of approximately 4.0 to 7.0 percent year-over-year, and is based on current foreign currency rates and commodity prices, 2020 year-end backlog, expected bookings levels and market conditions, the reset of annual incentive performance goals, a broad-based merit increase, modest above-the-line foreign currency benefit, net interest expense in the range of $55 to $60 million and an adjusted tax rate of 22 to 24 percent. The quarterly phasing of expected 2021 earnings is anticipated in-line with Flowserve’s traditional seasonality.

Comment on Outlook

Rowe concluded, “The impact of the COVID-driven downturn impacted our financial performance in 2020, but due to our late-cycle nature, it will have a larger impact to our business in 2021 given our lower starting backlog and the ongoing management of the pandemic across our global footprint. However, I am increasingly optimistic, as the pandemic gets further contained, that our end markets will be well-positioned for significant growth.”

“We are encouraged by the progress of the vaccines, increased global mobility, stability in commodity prices, and the pent-up demand for our parts and services to existing infrastructure. Since we cannot accurately predict the timing of the inflection, our guidance only reflects modest end-market improvement. We do believe, assuming progress continues against the pandemic, that we will return to bookings growth this calendar year which would position us for improved financial performance in 2022.”

Fourth Quarter 2020 Results Conference Call

Flowserve will host its conference call with the financial community on Wednesday, February 24th at 11:00 AM Eastern. Scott Rowe, president and chief executive officer, as well as other members of the management team will be presenting. The call can be accessed by shareholders and other interested parties at www.flowserve.com under the “Investor Relations” section.

[1]

Prior period comparisons are impacted by the accounting revision related to incurred but not reported accruals for expected future asbestos litigation as well as certain other non-material adjustments further detailed in “Revisions to Prior Periods” section.

[2]	See Reconciliation of Non-GAAP Measures table for detailed reconciliation of reported results to adjusted measures.
[3]

Adjusted gross and operating margins are calculated by dividing adjusted gross profit and adjusted operating income, respectively, by revenues. Adjusted gross profit and adjusted operating income are derived by excluding the adjusted items. See reconciliation of Non-GAAP Measures table for detailed reconciliation.

[4]

Adjusted 2021 EPS will exclude the Company’s realignment expenses, the impact from other specific one-time events and below-the-line foreign currency effects and utilizes year-end 2020 FX rates and approximately 131 million fully diluted shares.

-

FX headwind is calculated by comparing the difference between the actual average FX rates of 2020 and the year-end 2020 spot rates both as applied to our 2021 expectations, divided by the number of shares expected for 2021.

About Flowserve

Flowserve Corp. is one of the world’s leading providers of fluid motion and control products and services. Operating in more than 50 countries, the company produces engineered and industrial pumps, seals and valves as well as a range of related flow management services. More information about Flowserve can be obtained by visiting the company’s Web site at www.flowserve.com.

Safe Harbor Statement: This news release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended. Words or phrases such as, "may," "should," "expects," "could," "intends," "plans," "anticipates," "estimates," "believes," "forecasts," "predicts" or other similar expressions are intended to identify forward-looking statements, which include, without limitation, earnings forecasts, statements relating to our business strategy and statements of expectations, beliefs, future plans and strategies and anticipated developments concerning our industry, business, operations and financial performance and condition.

The forward-looking statements included in this news release are based on our current expectations, projections, estimates and assumptions. These statements are only predictions, not guarantees. Such forward-looking statements are subject to numerous risks and uncertainties that are difficult to predict. These risks and uncertainties may cause actual results to differ materially from what is forecast in such forward-looking statements, and include, without limitation, the following: the impact of the global outbreak of COVID-19 on our business and operations; a portion of our bookings may not lead to completed sales, and our ability to convert bookings into revenues at acceptable profit margins; changes in global economic conditions and the potential for unexpected cancellations or delays of customer orders in our reported backlog; our dependence on our customers’ ability to make required capital investment and maintenance expenditures; if we are not able to successfully execute and realize the expected financial benefits from our strategic transformation and realignment initiatives, our business could be adversely affected; risks associated with cost overruns on fixed-fee projects and in taking customer orders for large complex custom engineered products; the substantial dependence of our sales on the success of the oil and gas, chemical, power generation and water management industries; the adverse impact of volatile raw materials prices on our products and operating margins; economic, political and other risks associated with our international operations, including military actions, trade embargoes, epidemics or pandemics or changes to tariffs or trade agreements that could affect customer markets, particularly North African, Russian and Middle Eastern markets and global oil and gas producers, and non-compliance with U.S. export/re-export control, foreign corrupt practice laws, economic sanctions and import laws and regulations; increased aging and slower collection of receivables, particularly in Latin America and other emerging markets; our exposure to fluctuations in foreign currency exchange rates, including in hyperinflationary countries such as Venezuela and Argentina; our furnishing of products and services to nuclear power plant facilities and other critical processes; potential adverse consequences resulting from litigation to which we are a party, such as litigation involving asbestos-containing material claims; expectations regarding acquisitions and the integration of acquired businesses; our relative geographical profitability and its impact on our utilization of deferred tax assets, including foreign tax credits; the potential adverse impact of an impairment in the carrying value of goodwill or other intangible assets; our dependence upon fourth-party suppliers whose failure to perform timely could adversely affect our business operations; the highly competitive nature of the markets in which we operate; environmental compliance costs and liabilities; potential work stoppages and other labor matters; access to public and private sources of debt financing; our inability to protect our intellectual property in the U.S., as well as in foreign countries; obligations under our defined benefit pension plans; our internal control over financial reporting may not prevent or detect misstatements because of its inherent limitations, including the possibility of human error, the circumvention or overriding of controls, or fraud; the recording of increased deferred tax asset valuation allowances in the future or the impact of tax law changes on such deferred tax assets could affect our operating results; our information technology infrastructure could be subject to service interruptions, data corruption, cyber-based attacks or network security breaches, which could disrupt our business operations and result in the loss of critical and confidential information; ineffective internal controls could impact the accuracy and timely reporting of our business and financial results; and other factors described from time to time in our filings with the Securities and Exchange Commission.

All forward-looking statements included in this news release are based on information available to us on the date hereof, and we assume no obligation to update any forward-looking statement.

The Company reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). However, management believes that non-GAAP financial measures which exclude certain non-recurring items present additional useful comparisons between current results and results in prior operating periods, providing investors with a clearer view of the underlying trends of the business. Management also uses these non-GAAP financial measures in making financial, operating, planning and compensation decisions and in evaluating the Company's performance. Throughout our materials we refer to non-GAAP measures as “Adjusted.” Non-GAAP financial measures, which may be inconsistent with similarly captioned measures presented by other companies, should be viewed in addition to, and not as a substitute for, the Company’s reported results prepared in accordance with GAAP.

CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
	Three Months Ended December 31,
(Amounts in thousands, except per share data)	2020	2019

Sales	$985,308	$1,068,179
Cost of sales	(689,913)	(718,598)
Gross profit	295,395	349,581
Selling, general and administrative expense	(202,722)	(247,576)
Net earnings from affiliates	2,627	2,425
Operating income	95,300	104,430
Interest expense	(16,779)	(12,954)
Interest income	604	1,915
Other income (expense), net	(17,811)	(2,467)
Earnings before income taxes	61,314	90,924
Provision for income taxes	(856)	(16,886)
Net earnings, including noncontrolling interests	60,458	74,038
Less: Net earnings attributable to noncontrolling interests	(3,565)	(1,453)
Net earnings attributable to Flowserve Corporation	$56,893	$72,585

Net earnings per share attributable to Flowserve Corporation common shareholders:
Basic	$0.44	$0.55
Diluted	0.43	0.55

RECONCILIATION OF NON-GAAP MEASURES
(Unaudited)

	Three Months Ended December 31, 2020
(Amounts in thousands, except per share data)	As Reported (a)	Realignment (1)		Other Items		As Adjusted

Sales	$985,308	$-		$-		$985,308
Gross profit	295,395	(6,662)		-		302,057
Gross margin	30.0%	-		-		30.7%

Selling, general and administrative expense	(202,722)	(3,092)		(6,712)	(3)	(192,918)

Operating income	95,300	(9,754)		(6,712)		111,766
Operating income as a percentage of sales	9.7%	-		-		11.3%

Interest and other expense, net	(33,986)	-		(15,106)	(4)	(18,880)

Earnings before income taxes	61,314	(9,754)		(21,818)		92,886
Provision for income taxes	(856)	2,414	(2)	16,236	(5)	(19,506)
Tax Rate	1.4%	24.7%		74.4%		21.0%

Net earnings attributable to Flowserve Corporation	$56,893	$(7,340)		$(5,582)		$69,815

Net earnings per share attributable to Flowserve Corporation common shareholders:
Basic	$0.44	$(0.06)		$(0.04)		$0.54
Diluted	0.43	(0.06)		(0.04)		0.53

Basic number of shares used for calculation	130,343	130,343		130,343		130,343
Diluted number of shares used for calculation	130,995	130,995		130,995		130,995

(a) Reported in conformity with U.S. GAAP

Notes:
(1) Represents realignment expense incurred as a result of realignment programs
(2) Includes tax impact of items above
(3) Represents Flowserve 2.0 transformation efforts
(4) Represents below-the-line foreign exchange impacts
(5) Includes tax impact of items above and $13.2 million benefit related to legal entity simplification and restructuring

RECONCILIATION OF NON-GAAP MEASURES
(Unaudited)

	Three Months Ended December 31, 2019
(Amounts in thousands, except per share data)	As Reported (a)	Realignment (1)		Other Items		As Adjusted

Sales	$1,068,179	$-		$-		$1,068,179
Gross profit	349,581	(4,451)		(196)	(3)	354,228
Gross margin	32.7%	-		-		33.2%

Selling, general and administrative expense	(247,576)	(4,315)		(10,287)	(4)	(232,974)

Operating income	104,430	(8,766)		(10,483)		123,679
Operating income as a percentage of sales	9.8%	-		-		11.6%

Interest and other expense, net	(13,506)	-		(671)	(5)	(12,835)

Earnings before income taxes	90,924	(8,766)		(11,154)		110,844
Provision for income taxes	(16,886)	5,679	(2)	2,001	(6)	(24,566)
Tax Rate	18.6%	64.8%		17.9%		22.2%

Net earnings attributable to Flowserve Corporation	$72,585	$(3,087)		$(9,153)		$84,825

Net earnings per share attributable to Flowserve Corporation common shareholders:
Basic	$0.55	$(0.02)		$(0.07)		$0.65
Diluted	0.55	(0.02)		(0.07)		0.64

Basic number of shares used for calculation	130,863	130,863		130,863		130,863
Diluted number of shares used for calculation	131,783	131,783		131,783		131,783

(a) Reported in conformity with U.S. GAAP

Notes:
(1) Represents realignment expense incurred as a result of realignment programs
(2) Includes tax impact of items above and uncertain tax position release of $4.0 million
(3) Represents Voluntary Retirement Program expense
(4) Represents $7.0 million related to Flowserve 2.0 transformation efforts and $3.3 million related to voluntary retirement program expense
(5) Represents below-the-line foreign exchange impacts
(6) Includes tax impact of items above

SEGMENT INFORMATION
(Unaudited)

FLOWSERVE PUMP DIVISION	Three Months Ended December 31
(Amounts in millions, except percentages)	2020	2019
Bookings	$566.5	$756.0
Sales	695.7	739.5
Gross profit	207.7	245.6
Gross profit margin	29.9%	33.2%
SG&A	126.1	146.6
Segment operating income	84.2	101.4
Segment operating income as a percentage of sales	12.1%	13.7%

FLOW CONTROL DIVISION	Three Months Ended December 31,
(Amounts in millions, except percentages)	2020	2019
Bookings	$258.4	$298.6
Sales	290.7	330.2
Gross profit	92.8	111.8
Gross profit margin	31.9%	33.9%
SG&A	41.4	54.4
Segment operating income	51.4	57.3
Segment operating income as a percentage of sales	17.7%	17.4%

CONSOLIDATED STATEMENTS OF INCOME

	Year Ended December 31,
(Amounts in thousands, except per share data)	2020	2019	2018

Sales	$3,728,134	$3,939,697	$3,835,699
Cost of sales	(2,611,365)	(2,650,354)	(2,644,830)
Gross profit	1,116,769	1,289,343	1,190,869
Selling, general and administrative expense	(878,245)	(913,203)	(966,584)
Loss on sale of business	-	-	(7,727)
Net earnings from affiliates	11,753	10,483	11,143
Operating income	250,277	386,623	227,701
Interest expense	(57,386)	(54,980)	(58,160)
Interest income	4,175	8,409	6,465
Other income (expense), net	(10,254)	(17,619)	(19,569)
Earnings before income taxes	186,812	322,433	156,437
Provision for income taxes	(60,031)	(75,493)	(46,550)
Net earnings, including noncontrolling interests	126,781	246,940	109,887
Less: Net earnings attributable to noncontrolling interests	(10,455)	(8,112)	(5,379)
Net earnings attributable to Flowserve Corporation	$116,326	$238,828	$104,508

Net earnings per share attributable to Flowserve Corporation common shareholders:
Basic	$0.89	$1.82	$0.80
Diluted	0.89	1.81	0.80

RECONCILIATION OF NON-GAAP MEASURES
(Unaudited)

	Year Ended December 31, 2020
(Amounts in thousands, except per share data)	As Reported (a)	Realignment (1)		Other Items		As Adjusted

Sales	$3,728,134	$-		$-		$3,728,134
Gross profit	1,116,769	(47,297)		-		1,164,066
Gross margin	30.0%	-		-		31.2%

Selling, general and administrative expense	(878,245)	(34,773)		(34,269)	(3)	(809,203)

Operating income	250,277	(82,070)		(34,269)		366,616
Operating income as a percentage of sales	6.7%	-		-		9.8%

Interest and other expense, net	(63,465)	-		(5,854)	(4)	(57,611)

Earnings before income taxes	186,812	(82,070)		(40,123)		309,005
Provision for income taxes	(60,031)	12,560	(2)	(1,428)	(5)	(71,163)
Tax Rate	32.1%	15.3%		-3.6%		23.0%

Net earnings attributable to Flowserve Corporation	$116,326	$(69,510)		$(41,551)		$227,387

Net earnings per share attributable to Flowserve Corporation common shareholders:
Basic	$0.89	$(0.53)		$(0.32)		$1.74
Diluted	0.89	(0.53)		(0.32)		1.74

Basic number of shares used for calculation	130,395	130,395		130,395		130,395
Diluted number of shares used for calculation	131,050	131,050		131,050		131,050

(a) Reported in conformity with U.S. GAAP

Notes:
(1) Represents realignment expense incurred as a result of realignment programs
(2) Includes tax impact of items above
(3) Includes $22.7 million related to Flowserve 2.0 transformation efforts and $11.5 million related to discrete asset write-downs
(4) Represents below-the-line foreign exchange impacts
(5) Includes tax impact of items above, $25.4 million related to Italian tax valuation allowance and $15.6 million benefit related to legal entity simplification and restructuring

RECONCILIATION OF NON-GAAP MEASURES
(Unaudited)

	Year Ended December 31, 2019
(Amounts in thousands, except per share data)	As Reported (a)	Realignment (1)		Other Items		As Adjusted

Sales	$3,939,697	$-		$-		$3,939,697
Gross profit	1,289,343	(17,234)		(196)	(3)	1,306,772
Gross margin	32.7%	-		-		33.2%

Selling, general and administrative expense	(913,203)	9,304		(31,331)	(4)	(891,176)

Operating income	386,623	(7,930)		(31,527)		426,079
Operating income as a percentage of sales	9.8%	-		-		10.8%

Interest and other expense, net	(64,190)	-		(14,459)	(5)	(49,731)

Earnings before income taxes	322,433	(7,930)		(45,986)		376,348
Provision for income taxes	(75,493)	7,618	(2)	10,604	(6)	(93,715)
Tax Rate	23.4%	96.1%		23.1%		24.9%

Net earnings attributable to Flowserve Corporation	$238,828	$(312)		$(35,382)		$274,521

Net earnings per share attributable to Flowserve Corporation common shareholders:
Basic	$1.82	$-		$(0.27)		$2.10
Diluted	1.81	-		(0.27)		2.08

Basic number of shares used for calculation	131,034	131,034		131,034		131,034
Diluted number of shares used for calculation	131,719	131,719		131,719		131,719

(a) Reported in conformity with U.S. GAAP

Notes:
(1) Represents realignment (expense) income incurred as a result of realignment programs. Income in selling, general and administrative due to gains from the sales of non-strategic manufacturing facilities that are included in our Realignment Programs
(2) Includes tax impact of items above and uncertain tax position release of $4.0 million
(3) Represents Voluntary Retirement Program expense
(4) Represents $28.0 million related to Flowserve 2.0 transformation efforts and $3.3 million related to voluntary retirement program expense
(5) Represents below-the-line foreign exchange impacts
(6) Includes tax impact of items above

SEGMENT INFORMATION
(Unaudited)

FLOWSERVE PUMP DIVISION	Year Ended December 31,
(Amounts in millions, except percentages)	2020	2019	2018
Bookings	$2,358.4	$3,007.9	$2,753.5
Sales	2,675.7	2,706.3	2,623.3
Gross profit	811.4	899.3	775.7
Gross profit margin	30.3%	33.2%	29.6%
SG&A	552.2	566.3	578.9
Loss on sale of business	-	-	(7.7)
Segment operating income	271.0	343.5	201.0
Segment operating income as a percentage of sales	10.1%	12.7%	7.7%

FLOW CONTROL DIVISION	Year Ended December 31,
(Amounts in millions, except percentages)	2020	2019	2018
Bookings	$1,065.8	$1,240.9	$1,274.3
Sales	1,057.5	1,238.9	1,218.8
Gross profit	321.9	405.5	419.9
Gross profit margin	30.4%	32.7%	34.5%
SG&A	196.3	213.6	215.0
Segment operating income	125.6	191.9	204.2
Segment operating income as a percentage of sales	11.9%	15.5%	16.8%

Fourth Quarter and Full Year 2020 - Segment Results
(dollars in millions, comparison vs. 2019 fourth quarter and full year, unaudited)

	FPD		FCD
	4th Qtr	YTD	4th Qtr	YTD
Bookings	$566.5	$2,358.4	$258.4	$1,065.8
- vs. prior year	-25.1%	-21.6%	-13.5%	-14.1%
- on constant currency	-26.0%	-20.9%	-15.1%	-13.8%

Sales	$695.7	$2,675.7	$290.7	$1,057.5
- vs. prior year	-5.9%	-1.1%	-12.0%	-14.6%
- on constant currency	-7.4%	-0.4%	-12.3%	-14.7%

Gross Profit	$207.7	$811.4	$92.8	$321.9
- vs. prior year	-15.4%	-9.8%	-17.0%	-20.6%

Gross Margin (% of sales)	29.9%	30.3%	31.9%	30.4%
- vs. prior year (in basis points)	(330) bps	(290) bps	(200) bps	(230) bps

Operating Income	$84.2	$271.0	$51.4	$125.6
- vs. prior year	-17.0%	-21.1%	-10.3%	-34.5%
- on constant currency	-16.3%	-18.5%	-2.7%	-34.5%

Operating Margin (% of sales)	12.1%	10.1%	17.7%	11.9%
- vs. prior year (in basis points)	(160) bps	(260) bps	30 bps	(360) bps

Adjusted Operating Income *	$91.1	$329.6	$52.1	$141.9
- vs. prior year	-13.0%	-3.6%	-15.6%	-28.4%
- on constant currency	-12.3%	-1.0%	-8.6%	-28.3%

Adj. Oper. Margin (% of sales)*	13.1%	12.3%	17.9%	13.4%
- vs. prior year (in basis points)	(110) bps	(30) bps	(80) bps	(260) bps

Backlog	$1,236.9		$623.1

* Adjusted Operating Income and Adjusted Operating Margin exclude realignment charges and other specific discrete items

CONSOLIDATED BALANCE SHEETS

	December 31,	December 31,
(Amounts in thousands, except par value)	2020	2019

ASSETS
Current assets:
Cash and cash equivalents	$1,095,274	$670,980
Accounts receivable, net	753,462	795,538
Contract assets, net	277,734	272,914
Inventories, net	667,228	660,837
Prepaid expenses and other	110,635	106,478
Total current assets	2,904,333	2,506,747
Property, plant and equipment, net	556,873	563,564
Operating lease right-of-use assets, net	208,125	186,218
Goodwill	1,224,886	1,193,010
Deferred taxes	30,538	54,879
Other intangible assets, net	168,496	180,805
Other assets, net	221,426	253,054
Total assets	$5,314,677	$4,938,277

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$440,199	$447,582
Accrued liabilities	463,222	401,385
Contract liabilities	194,227	221,095
Debt due within one year	8,995	11,272
Operating lease liabilities	34,990	36,108
Total current liabilities	1,141,633	1,117,442
Long-term debt due after one year	1,717,911	1,365,977
Operating lease liabilities	176,246	151,523
Retirement obligations and other liabilities	516,087	530,994
Shareholders’ equity:
Common shares, $1.25 par value	220,991	220,991
Shares authorized – 305,000
Shares issued – 176,793 and 176,793, respectfully
Capital in excess of par value	502,227	501,045
Retained earnings	3,656,449	3,652,244
Treasury shares, at cost – 46,768 and 46,262 shares, respectively	(2,059,309)	(2,051,583)
Deferred compensation obligation	6,164	8,334
Accumulated other comprehensive loss	(594,052)	(584,292)
Total Flowserve Corporation shareholders' equity	1,732,470	1,746,739
Noncontrolling interests	30,330	25,602
Total equity	1,762,800	1,772,341
Total liabilities and equity	$5,314,677	$4,938,277

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended December 31,
(Amounts in thousands)	2020	2019	2018

Cash flows – Operating activities:
Net earnings, including noncontrolling interests	$126,781	$246,940	$109,887
Adjustments to reconcile net earnings to net cash provided (used) by operating activities:
Depreciation	86,175	92,042	95,820
Amortization of intangible and other assets	14,578	13,862	16,653
Loss on disposition of business	-	-	7,727
Stock-based compensation	27,252	23,882	19,912
Provision for U.S. Tax Cuts and Jobs Act of 2017	-	-	(5,654)
Foreign currency, asset impairment and other non-cash adjustments	21,051	(11,724)	36,052
Change in assets and liabilities:
Accounts receivable, net	45,648	2,883	(25,448)
Inventories, net	15,306	(31,058)	(29,314)
Contract assets, net	4,258	(45,220)	(24,411)
Prepaid expenses and other assets, net	34,262	(9,455)	(15,491)
Contract liabilities	(34,066)	19,699	32,955
Accounts payable	(22,571)	24,678	7,589
Accrued liabilities and income taxes payable	50,203	12,418	(15,248)
Retirement obligations and other	3,636	(3,357)	(26,595)
Net deferred taxes	(61,976)	(11,493)	6,397
Net cash flows provided (used) by operating activities	310,537	324,097	190,831
Cash flows – Investing activities:
Capital expenditures	(57,405)	(75,716)	(83,993)
Proceeds from disposal of assets	15,705	42,333	6,190
Payments for disposition of business	-	-	(3,663)
Net cash flows provided (used) by investing activities	(41,700)	(33,383)	(81,466)
Cash flows – Financing activities:
Payments on long-term debt	(191,258)	(105,000)	(60,000)
Proceeds from issuance of senior notes	498,280	-	-
Payment of deferred loan cost	(4,572)	-	-
Proceeds from short-term financing	-	75,000	-
Payments on short-term financing	-	(75,000)	-
Proceeds under other financing arrangements	2,285	3,404	3,377
Payments under other financing arrangements	(9,792)	(9,856)	(9,853)
Payments related to tax withholding for stock-based compensation	(4,607)	(3,900)	(3,061)
Repurchases of common shares	(32,112)	(15,000)	-
Payments of dividends	(104,159)	(99,557)	(99,416)
Other	(6,478)	(1,555)	(4,331)
Net cash flows provided (used) by financing activities	147,587	(231,464)	(173,284)
Effect of exchange rate changes on cash	7,870	(7,953)	(19,843)
Net change in cash and cash equivalents	424,294	51,297	(83,762)
Cash and cash equivalents at beginning of year	670,980	619,683	703,445
Cash and cash equivalents at end of year	$1,095,274	$670,980	$619,683
Income taxes paid (net of refunds)	$75,342	$66,372	$87,009
Interest paid	57,041	53,607	54,576

CONSOLIDATED QUARTERLY FINANCIAL DATA
(Unaudited)
(Amounts in millions, except per share data)
	2020
Quarter	4th	3rd	2nd	1st
Sales	$985.3	$924.3	$925.0	$893.5
Gross profit	295.4	285.2	269.7	266.5
Earnings before income taxes	61.3	72.3	16.7	36.5
Net earnings (loss) attributable to Flowserve Corporation	56.9	51.0	9.7	(1.3)
Earnings (loss) per share(1):
Basic	$0.44	$0.39	$0.07	$(0.01)
Diluted	$0.43	$0.39	$0.07	$(0.01)

	2019
Quarter	4th	3rd	2nd	1st
Sales	$1,068.2	$995.7	$990.0	$885.8
Gross profit	349.5	332.9	317.9	289.0
Earnings before income taxes	90.9	84.4	77.4	69.7
Net earnings attributable to Flowserve Corporation	72.6	59.8	54.0	52.4
Earnings per share (1):
Basic	$0.55	$0.46	$0.41	$0.40
Diluted	$0.55	$0.45	$0.41	$0.40

(1) Earnings per share is computed independently for each of the quarters presented. The sum of the quarters may not equal the total year amount due to the impact of changes in weighted average quarterly shares outstanding.

Contacts

Investor Contacts:
Jay Roueche, Vice President, Investor Relations & Treasurer, (972) 443-6560
Mike Mullin, Director, Investor Relations, (972) 443-6636

Media Contact:
Lars Rosene, Vice President, Corporate Communications & Public Affairs, (972) 443-6644